EXHIBIT 23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of GS Financial Products U.S., L.P. (the "Company") on Form S-3 (File No. 33-99948), filed with the Securities and Exchange Commission on December 1, 1995, of our report dated February 24, 1998 on our audits of the balance sheets of GS Financial Products US Co. as of November 29, 1996 and November 28, 1997, which report is included in the Current Report of the Company on Form 8-K dated February 26, 1998.

                                           COOPERS & LYBRAND L.L.P.



New York, New York
February 26, 1998.